UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

BLUE RIDGE PAPER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina		28716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On June 13, 2007, Blue Ridge Paper Products Inc.’s parent company, Blue Ridge Holding Corp., a Delaware corporation (“Blue Ridge Holding”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rank Group Limited (the “Rank Group”), Packaging Holdings Inc. (“NewCo”) and, solely in its capacity as the Stockholder Representative, KPS Special Situations Fund, L.P. (“KPS”), which provides for, among other things, the merger (the “Merger”) of NewCo with and into Blue Ridge Holding, with Blue Ridge Holding surviving as the surviving corporation (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of the Rank Group or one of its affiliates.  On June 22, 2007, the above-referenced parties entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”).  At the effective time of the Merger, Rank Group will acquire Blue Ridge Holding and its subsidiaries (including Blue Ridge Paper Products Inc.) for an aggregate consideration of $338 million, subject to certain adjustments.  Copies of the Merger Agreement and Amendment No. 1 are attached hereto as Exhibits 99.1 and 99.2, respectively.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 99.1 – Merger Agreement
Exhibit 99.2 – Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE PAPER PRODUCTS INC.

Date: July 10, 2007	By:	/s/John B. Wadsworth
		Name:	John B. Wadsworth
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Merger Agreement
99.2	Amendment No. 1